UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2019

L Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344		31-1029810
(Commission File Number)		(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH		43230
(Address of Principal Executive Offices)		(Zip Code)

(614) 415-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	LB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the Senior Notes Offering (as defined below), L Brands, Inc. (the “Company”) entered into a third supplemental indenture, dated as of June 20, 2019 (the “Third Supplemental Indenture”) to the senior debt indenture dated as of June 16, 2016 (as previously amended, supplemented or otherwise modified from time to time, the “Base Indenture” and together with the Third Supplemental Indenture, the “Indenture”), providing for the issuance of the Senior Notes (as defined below). The Senior Notes will be fully and unconditionally guaranteed on a senior unsecured basis by certain of the Company’s subsidiaries.

The Senior Notes will bear interest at a fixed rate of 7.500% per annum, and interest will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2019, until the maturity date of June 15, 2029. The Company may redeem the Senior Notes at such times and on the terms provided for in the Indenture. The Indenture also contains certain covenants as set forth in the Indenture and requires the Company to offer to repurchase the Senior Notes upon certain change of control events.

Copies of the Base Indenture and the Third Supplemental Indenture (including the form of Senior Notes) are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 24, 2019, the Company issued a notice of redemption for any and all outstanding of its 7.000% senior notes due 2020 (the “2020 Notes”). The redemption date for the 2020 Notes will be July 24, 2019. The redemption price for the 2020 Notes will be calculated in accordance with the indenture governing the 2020 Notes and will be equal to the greater of (a) 100% of the principal amount of the 2020 Notes to be redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the 2020 Notes to be redeemed discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate, plus 50 basis points, plus accrued interest thereon to the redemption date. The foregoing does not constitute a notice of redemption for the 2020 Notes.

Item 8.01 Other Events.

Cash Tender Offers

On June 20, 2019, the Company issued a press release announcing the early settlement of its cash tender offers (the “Tender Offers”) for certain outstanding notes issued by the Company.

2029 Notes Offering

On June 20, 2019, the Company announced the closing of its public offering (the “Senior Notes Offering”) of $500 million aggregate principal amount of its 7.500% senior notes due 2029 (the “Senior Notes”). The Senior Notes were offered pursuant to the prospectus dated January 29, 2019 (as amended and supplemented), which forms part of the Company’s shelf registration statement on Form S-3 (File No. 333-229414) filed with the Securities and Exchange Commission on January 29, 2019.

A copy of the press release announcing the early settlement of the Tender Offers and the closing of the Senior Notes Offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

4.1
Senior Debt Indenture, dated as of June 16, 2016, between L Brands, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to the Current Report on Form 8-K filed on June 13, 2016).

4.2	Third Supplemental Indenture, dated June 20, 2019, by and among L Brands, Inc., the guarantors named therein and U.S. Bank National Association, as trustee.
5.1	Opinion of Davis Polk & Wardwell LLP with respect to the Senior Notes.
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
99.1	Press Release dated June 20, 2019 entitled “L Brands, Inc. Announces the Closing of its Senior Notes Offering and the Early Settlement of its Notes Tendered by the Early Tender Date.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date: June 24, 2019	By:	/s/ STUART B. BURGDOERFER
		Name:	Stuart B. Burgdoerfer
		Title:	Executive Vice President and Chief Financial Officer